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                      SECOND AMENDMENT TO RIGHTS AGREEMENT

         THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is entered into by Serv-Tech, Inc., a Texas corporation (the "Company"), and American Stock Transfer & Trust Company (the substitute "Rights Agent"), and Society National Bank, a national banking association (the former "Rights Agent"), effective as of January 1, 1997.

         WHEREAS, the Company and Society National Bank, as former Rights Agent, entered into a Rights Agreement dated as of November 16, 1995, and a First Amendment To Rights Agreement dated as of November 27, 1995 (the "Agreement"), and all capitalized terms not defined herein shall have the meanings given to such terms in the Agreement; and

         WHEREAS, the Company desires to amend the Agreement as provided herein pursuant to Section 26 of the Agreement, which authorizes the Company and the Rights Agent, if the Company so directs, to supplement or amend any provision of the Agreement without the approval of any holders of the Company's Common Stock;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         1. Society National Bank is hereby removed and substituted with American Stock Transfer & Trust Company as Rights Agent.

         2. Except as specifically provided herein, the Agreement shall continue in full force and effect in accordance with its terms without amendment or modification.

         IN WITNESS WHEREOF, the undersigned parties hereby execute and agree to be bound by this Amendment, effective as of January 1, 1997.


Attest:                                  Serv-Tech, Inc.


/s/ FRANK PERRONE                        By:  /s/ DAVID P. TUSA
-------------------------------------       -----------------------------------
Name:    Frank Perrone                      Name:    David P. Tusa
Title:   Vice President, General Counsel    Title:   Senior Vice President,
         and Corporate Secretary                     Finance & Administration


Attest:                                     American Stock Transfer & Trust
                                            Company


/s/ SUSAN SILBER                            By:  /s/ HERBERT J. LEMMER
-------------------------------------          --------------------------------
Name:  Susan Silber                         Name:  Herbert J. Lemmer
     --------------------------------            ------------------------------
Title:  Assistant Secretary                 Title:  Vice President
      -------------------------------             -----------------------------


Attest:                                     Society National Bank


/s/ RAY G. ROSENBAUM                        By:  /s/ LORRAINE RODEWALD
-------------------------------------          --------------------------------
Name:    Ray G. Rosenbaum                   Name:    Lorraine Rodewald
Title:   Vice President                     Title:   Assistant Vice President